UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 16, 2008

House of Taylor Jewelry, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-25377 (Commission File Number)	33-0805583 (IRS employer identification no.)
9200 Sunset Blvd. Suite 425 West Hollywood, California	90069
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(310) 860-2660

 (Registrant’s former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01    Financial Statements and Exhibits.

On April 18, 2008, House of Taylor Jewelry, Inc. issued a press release announcing that it had received a notice on April 17, 2008 from The Nasdaq Stock Market indicating that the Company is not in compliance with the filing requirement for continued listing set forth under Nasdaq Marketplace Rule 4310(c)(14)2 when the Company disclosed on April 16, 2008 in a Form 8-K that the filing of its annual report on Form 10-KSB for the fiscal year ended December 31, 2007 would be delayed beyond the 15 calendar grace period afforded under Form 12b-25 extension, which expired on April 15, 2008.

The Company also received a notice on April 16, 2008 from The Nasdaq Stock Market indicating that the Company is not in compliance with The Nasdaq Marketplace Rule 4310(c)(13), which states that “(t)he issuer shall pay the Nasdaq Issuer Quotation Fee described in the Rule 4500 Series,” because the Company has not paid its listing fees.

The Nasdaq Stock Market has notified the Company that based on its failure to pay the listing fees the trading of its common stock will be suspended at the opening of business on April 24, 2008, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

No assurance can be given that after delisting of the Company’s common stock from The Nasdaq Capital Market that the common stock will be able to trade on the Nasdaq Over The Counter Bulletin Board or on any other market.

 (c) Exhibits

Exhibit No.	Description
16.1	Press Release dated April 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2008	House of Taylor Jewelry, Inc.
/s/ Bob Rankin
Bob Rankin, Chief Financial Officer & Chief Operating Officer

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